As filed with the Securities and Exchange Commission on May 29, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8050	61-1323993
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 South Fourth Street

Louisville, Kentucky 40202-2412

(502) 596-7300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated

(Full Title of the Plan)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

(502) 596-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael J. Albano, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Kindred Healthcare, Inc. Common Stock, par value $0.25 per share, to be issued under the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated	200,000 shares	$22.79	$4,558,000	$530

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Kindred Healthcare, Inc. (the “Registrant”) common stock, par value $0.25 per share (the “Common Stock”) that become issuable under the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on May 26, 2015.

EXPLANATORY NOTE

The Registrant has prepared this Registration Statement in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act, to register the issuance of up to 200,000 additional shares of Common Stock under the Plan.

The additional securities to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statement on Form S-8 filed on August 13, 2012 (Registration No. 333-183269) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, filed in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), as filed with the Commission on March 2, 2015;

(ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(iii) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed October 5, 2004.

All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed herewith

4.1	Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on April 6, 2015).

5.1	Opinion of Joseph L. Landenwich as to the validity of the securities being registered.	X

23.1	Consent of PricewaterhouseCoopers LLP.	X

23.2	Consent of Joseph L. Landenwich (included in Exhibit 5.1)	X

24.1	Power of Attorney (filed as part of signature pages).	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky on the 29th day of May, 2015.

KINDRED HEALTHCARE, INC.

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Co-General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Stephen D. Farber and Joseph L. Landenwich, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 29th day of May, 2015.

Signature	Title

/s/ Benjamin A. Breier Benjamin A. Breier	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen D. Farber Stephen D. Farber	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John J. Lucchese John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Joel Ackerman Joel Ackerman	Director

/s/ Jonathan D. Blum Jonathan D. Blum	Director

/s/ Thomas P. Cooper, M.D. Thomas P. Cooper, M.D.	Director

/s/ Paul J. Diaz Paul J. Diaz	Director

/s/ Heyward R. Donigan Heyward R. Donigan	Director

/s/ Richard Goodman Richard Goodman	Director

/s/ Christopher T. Hjelm Christopher T. Hjelm	Director

/s/ Frederick J. Kleisner Frederick J. Kleisner	Director

/s/ Phyllis R. Yale Phyllis R. Yale	Chair of the Board

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on April 6, 2015.

5.1	Opinion of Joseph L. Landenwich	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on signature page.